As filed with the Securities and Exchange Commission on March 26, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRIDIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-1187261
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
6200 Lookout Road
Boulder, CO 80301
(Address of principal executive offices) (Zip code)

Miragen Therapeutics, Inc. 2016 Employee Stock Purchase Plan
(Full title of the plan)
Jonathan Violin, Ph.D.
President and Chief Executive Officer
6200 Lookout Road
Boulder, CO 80301
(303) 531-5952
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Ryan A. Murr
Gibson, Dunn & Crutcher LLP
555 Mission Street
San Francisco, CA 94105
(415) 393-8373

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share
Shares reserved for future grant under the 2016 Employee Stock Purchase Plan	24,518	(3)	$14.96	$366,789.28	$40.02

(1)		Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.01 per share (“Common Stock”), that become issuable under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)		Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon a 15% discount from the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on March 19, 2021, such discount representing the maximum permissible discount offered pursuant to such plan.

(3)		Represents an automatic increase to the number of shares of Common Stock available for issuance under the 2016 ESPP effective January 1, 2021. Shares available for issuance under the 2016 ESPP were previously registered on a registration statement on Form S-8 filed with the SEC on February 17, 2017 (Registration No. 333-216112).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Viridian Therapeutics, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 24,518 additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) under the Registrant’s 2016 Employee Stock Purchase Plan pursuant to the provisions of such plan providing for an automatic increase in the number of shares reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the SEC on February 17, 2017 (Registration No. 333-216112).

ITEM 8.	EXHIBITS.

Exhibit No.	Exhibit Description	Schedule / Form	File Number	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, effective as of January 20, 2021	8-K	001-36483	3.2	January 20, 2021

4.2	Amended and Restated Bylaws of the Registrant, effective as of January 20, 2021	8-K	001-36483	3.3	January 20, 2021

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page of this Form S-8)

99.1	Registrant’s 2016 Employee Stock Purchase Plan	S-4	333-214893	10.39	December 2, 2016

*	Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on March 26, 2021.

VIRIDIAN THERAPEUTICS, INC.

/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Jonathan Violin and Jason Leverone, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Violin	President, Chief Executive Officer, and Director	March 26, 2021
Jonathan Violin	(Principal Executive Officer)

/s/ Jason Leverone	Chief Financial Officer, Treasurer, and Secretary	March 26, 2021
Jason Leverone	(Principal Financial and Accounting Officer)

/s/ Jeffrey Hatfield	Chairman of the Board	March 26, 2021
Jeffrey Hatfield

/s/ Peter Harwin	Director	March 26, 2021
Peter Harwin

/s/ Tomas Kiselak	Director	March 26, 2021
Tomas Kiselak

/s/ Arlene Morris	Director	March 26, 2021
Arlene Morris

/s/ Joseph Turner	Director	March 26, 2021
Joseph Turner